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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Biogen Idec Inc. (formerly known as IDEC Pharmaceuticals Corporation) Registration Statement on Form S-3 (No. 333-89792), Biogen Idec Inc. Registration Statement on Form S-4 (No. 333-107098) and Biogen Idec Inc. Registration Statements on Form S-8 (Nos. 333-106794, 333-97211, 333-65494, 333-47904 and 333-81625) of our report dated February 14, 2003 relating to the financial statements of Biogen, Inc., which is included in the Biogen Idec Inc. Current Report on Form 8-K dated November 12, 2003.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 12, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS